Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the filing by TravelCenters of America Inc. (the "Company") of the Annual Report on Form 10-K for the period ending December 31, 2019 (the "Report"), each of the undersigned hereby certifies, to the best of his knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2020	/s/ Jonathan M. Pertchik
Jonathan M. Pertchik Chief Executive Officer

/s/ William E. Myers
William E. Myers Executive Vice President, Chief Financial Officer and Treasurer